UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2018

Petrolia Energy Corporation

(Exact name of registrant as specified in its charter)

Texas	000-52690	86-1061005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

710 N. Post Oak Rd., Ste. 512, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 832-941-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Blue Sky Working Interest Acquisition

On September 17, 2018, Petrolia Energy Corp. (the “Company”, “we” and “us”), entered into a Memorandum of Understanding (“MOU”) with Blue Sky Resources Ltd. (“Blue Sky”).

The President, Chief Executive Officer and 100% owner of Blue Sky is Ilyas Chaudhary, the father of Zel C. Khan, the Company’s Chief Executive Officer. Mr. Chaudhary indirectly owns and controls BSIH Ltd. (“BSIH”). Prior to the acquisition of Bow Energy Ltd. (“Bow”) (which we acquired pursuant to an Arrangement Agreement dated November 30, 2017, which acquisition closed on February 27, 2018, which entity has been divested back to affiliates of Mr. Chaudhary in August 2018), BSIH, and as a result of his ownership and control of BSIH, Mr. Chaudhary, controlled Bow. Mr. Chaudhary is also a previous significant beneficial owner of our common stock.

Pursuant to the MOU, we obtained the rights to acquire an additional 3% working interest in approximately 41,526 acres located in the Luseland, Hearts Hill, and Cuthbert fields, located in Southwest Saskatchewan and Eastern Alberta, Canada (collectively, the “Canadian Properties” and the “Working Interest”). The Canadian Properties currently encompass 64 sections, with 240 oil and 12 natural gas wells currently producing on the properties. Additionally, there are several idle wells with potential for reactivation and 34 sections of undeveloped land (approximately 21,760 acres).

We previously acquired a 25% Working Interest in the Canadian Properties from Blue Sky on June 29, 2018, and the transaction described above, which closed on September 17, 2018, increased our Working Interest to 28%. Total consideration paid from us to Blue Sky for the additional 3% Working Interest was $150,000.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory.

Change in Chief Financial Officer

On October 31, 2018, Tariq Chaudhary, who had served as the Chief Financial Officer of the Company since January 16, 2018, tendered his resignation as Chief Financial Officer, effective immediately. The resignation was not due to a disagreement with the Company or in connection with any matter relating to the Company’s operations, policies or practices.

Effective on October 31, 2018, Horacio Alfredo Fernandez was appointed as the interim Chief Financial Officer of the Company to fill the vacancy left by Mr. Chaudhary’s resignation. Mr. Fernandez is not a party to any material plan, contract or arrangement (whether or not written) with the Company and there are no arrangements or understandings between Mr. Fernandez and any other person pursuant to which he was selected to serve as an officer of the Company, nor is he a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Fernandez’s biographical information is provided below:

Horacio Alfredo Fernandez, age 64:

Mr. Fernandez has over 35 years of experience working in the accounting and financial field, working with private, and public U.S. companies, and multi-jurisdictional public companies. Mr. Fernandez has served as the controller of the Company since 2015. Prior to joining the Company, Mr. Fernandez served as Controller of Rhino Offshore LLC –an offshore oil and gas service company - based in Houston, Texas, from January 2010 to April 2015. Mr. Fernandez served as Controller of Pyramid GOM Inc., an offshore deepwater operator, from March 2007 to February 2010. Mr. Fernandez served as a Senior Auditor/Accountant with Becker Tax Service & Financial Management from April 2004 to October 2006.

As part of Mr. Fernandez’s international experience, he served as Forensic Auditor in the federal courts of Argentina from 1998 to 2002. Mr. Fernandez served as CFO of Tecsalco SA, a subsidiary of the Luksic Group, from 1995 to 1997.

Mr. Fernandez has a Bachelor’s degree in accounting and a post graduate diploma in Strategic Planning from University of Buenos Aires, Argentina and holds a Certified Public Accountant degree from the same University. Mr. Fernandez has been a member of the Professional Advice of Economic Sciences –Consejo Profesional de Ciencias Economicas- of Buenos Aires since 1984.

Change in Member of the Board of Directors

On October 17, 2018, Quinten Beasley, a member of the Board of Directors of the Company tendered his resignation to the Board, effective October 31, 2018. The resignation was not in connection with a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective on October 31, 2018, the Board of Directors of the Company appointed Richard Dole to the Board of Directors to fill the vacancy created by Mr. Beasley’s resignation.

The Board of Directors determined that Mr. Dole was “independent”.

Mr. Dole is not a party to any material plan, contract or arrangement (whether or not written) with the Company and there are no arrangements or understandings between Mr. Dole and any other person pursuant to which he was selected to serve as a director of the Company, nor is he a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

There are no family relationships between any director or executive officer of the Company, including, but not limited to Mr. Dole.

Mr. Dole’s biographical information is provided below:

Richard Dole, age 73:

Mr. Dole has served as Chief Executive Officer of RDD Consulting, LLC since April 2015, which entity advises energy related companies on strategic and financial options. He served as President and CEO (beginning in 2008) and as a director of the Double Eagle Petroleum Co. (Double Eagle) from 2005 to March 2014. He resigned from Double Eagle in March 2014 when the company changed its name and relocated its headquarters but remained as Vice-Chairman of the board of directors until March 2015, to assist in the transition and new business activities.

Mr. Dole also served as Chairman, President and CEO of Petrosearch Energy Corporation from 2004 until August 2014, when Petrosearch was merged with Double Eagle.

He served on the Board of Directors; served as a member of the Board’s Audit Committee and as a designated financial expert of Westport Resources Corporation from March 2000, until Westport was merged into Kerr McGee Corp in 2004.

Mr. Dole previously served as Vice President and Chief Financial Officer for Burlington Resources International from 1998-2000.

Mr. Dole was employed by PricewaterhouseCoopers (formerly Coopers & Lybrand) where he served as Assurance and Business Advisory Partner for nearly 20 years. During that period, he served in numerous senior management roles, including National Chairman for the Energy and Natural Resources Industry practices for over 15 years, Vice Chairman for the U.S. Process Management business unit and created the Southwest region Corporate Finance and Strategic Planning Group. He was also the National Partner-in-Charge of Business Process Solutions at KPMG from 1995-1998. These positions reported to executive management committees.

Mr. Dole has been in the energy and finance businesses for nearly 40 years. He has worked in most sectors of the energy industry including exploration, production, transportation and marketing, both domestically and internationally. He also has broad functional knowledge in strategy, business processes, and finance, - with significant experience in leading business units, working with capital markets, evaluating alternative financings, risk management programs, economic analysis, acquisitions and divestitures and corporate mergers. His projects have entailed billions of dollars.

He has written and spoken on hundreds of energy and finance topics during his career. He graduated from Colorado State University with a degree in business and was a business school commencement speaker as Alumni of the Year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petrolia Energy Corporation

/s/ Zel C. Khan
Zel C. Khan Chief Executive Officer

Date: November 2, 2018